EXHIBIT 10.19

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this “Amendment”) is made and entered into as of 18 December 2018 (the “Amendment Effective Date”) and is by and between Arrowhead Pharmaceuticals, Inc., a Delaware corporation with a place of business at 225 South Lake Avenue, Suite 1050, Pasadena, California 91101, USA (“Arrowhead”), and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation with a place of business at 1125 Trenton-Harbourton Road, Titusville, New Jersey 08560, USA (“Janssen”) and amends the License Agreement between the Parties dated October 3, 2018.

RECITALS:

WHEREAS, the Parties have entered into a License Agreement, dated as of October 3, 2018, pursuant to which Arrowhead granted Janssen an exclusive license to Develop and Commercialize Licensed Products (the “License Agreement”);

WHEREAS, under the License Agreement, Arrowhead is responsible for the conduct and completion of the Ongoing Phase 1/2 Study as described in the Clinical Plan;

WHEREAS, the Parties wish to make certain modifications to the Clinical Plan and the Ongoing Phase 1/2 Study to add a cohort that includes treatment with ARO-HBV, a nucleoside analog and a Janssen capsid assembly modulator;

WHEREAS, this Amendment modifies the License Agreement to address the changes in the Clinical Plan, a related change in the milestone payments and the supply of the Janssen capsid assembly modulator compound for Arrowhead’s use in the Ongoing Phase 1/2 Study;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the Parties set forth in this Amendment, the Parties hereto agree as follows:

AGREEMENT:

1.Definitions.  Capitalized terms used herein but not otherwise defined herein will have their respective meanings set forth in the License Agreement.

2.	Amendments to the License Agreement.

2.1. Section 1.10 of the License Agreement is hereby replaced in its entirety with the following:

“1.10“Ancillary Agreements” means, collectively, the Pharmacovigilance Agreement entered into in accordance with Section 5.6.4 and any supply agreement and quality agreement entered into in accordance with Section 7.1 or Section 7.2 of this Agreement or Section b.3 of Exhibit H.”

2.2.The following definitions are added between Sections 1.27 and 1.28 of the License Agreement:

“1.27bis“CAM” means the capsid assembly modulator known as JNJ-56136379.

1.27ter“CAM Cohort” means the cohort in the Ongoing Phase 1/2 Study to assess ARO-HBV in combination with a nucleoside analog and the CAM, as further specified in the Clinical Plan.”

2.3.The first sentence of Section 5.1 of the License Agreement is hereby replaced in its entirety with the following:

“Arrowhead shall be responsible for the conduct and completion of the Ongoing Phase 1/2 Study.”

2.4.The following sentences are added to Section 5.1 of the License Agreement:

“Arrowhead shall bear [**] costs and expenses resulting from the conduct and completion of the Ongoing Phase 1/2 Study, except that (a) Janssen shall reimburse [**] conduct of the CAM Cohort on a quarterly basis; and (b) Janssen shall supply, [**], the CAM compound required for the conduct of the CAM Cohort in a form suitable for human administration. Such supply shall be governed by and the Parties agree to comply with the terms and conditions laid down in Exhibit H. Arrowhead shall provide Janssen with detailed [**] overviews of the [**] of the conduct of the CAM Cohort.”

2.5The following sentence is added to Section 5.1 of the License Agreement as the final sentence to that section:

“Notwithstanding anything herein to the contrary, Arrowhead’s diligence obligation with respect to the conduct and completion of the CAM Cohort is to use Commercially Reasonable Efforts until directed by the JSC, following a JSC decision in accordance with Section 3.6 of this Agreement, to stop such efforts.”

2.6.The following sentence is added to Section 5.6.4 of the License Agreement:

“In addition, the Parties shall, prior to dosing of the first patient in the CAM Cohort, agree on safety data exchange procedures concerning adverse events with respect to the CAM that arise during the CAM Cohort, which shall be attached to this Agreement as Exhibit I.”

2.7.The following section 5.13 is added to the License Agreement:

“5.13CAM Cohort Data. All data resulting from the CAM Cohort shall be deemed Confidential Information of both Parties.”

2.8.The table in relation to the milestone payments in Section 8.3 of the License Agreement is hereby replaced in its entirety with the following:

Milestone Event	ARO-HBV Product Milestone Amount (USD)	Non-ARO-HBV Product Milestone Amount (USD)
[**]	[**]	[**]
Upon dosing of fifth patient in the CAM Cohort	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

2.9.The following sentence is added to Section 8.3 of the License Agreement following the table in relation to the milestone payments:

“In the event that the JSC decides that the CAM Cohort will not be conducted or decides to terminate the CAM Cohort prior to [**], said [**]amount will be payable by Janssen to Arrowhead upon [**].”

2.10.The Exhibit C to the License Agreement is hereby deleted in its entirety and replaced with the Appendix 1 (entitled ‘Exhibit C – Initial version of Clinical Plan’) which is attached to this Amendment.

2.11.The Appendix 2 (entitled ‘Exhibit H – Terms and conditions governing CAM supply’) which is attached to this Amendment is hereby added as Exhibit H to the License Agreement.

3.	Term. This Amendment shall be effective as of the Amendment Effective Date.

4.No further changes. Except as specifically modified herein, no changes are made to the License Agreement and the License Agreement remains in full force and effect. This Amendment is subject to the terms of the License Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

Arrowhead Pharmaceuticals, Inc.

By /s/ Christopher Anzalone

Christopher Anzalone, Ph.D.

Chief Executive Officer

Janssen Pharmaceuticals, Inc.

By /s/ Jeffrey Smith

Jeffrey Smith

Vice President

APPENDIX 1

Exhibit C

Current version of Clinical Plan

[**]

APPENDIX 2

Exhibit H

Terms and conditions for CAM supply

a.	Definitions. For the purpose of this Exhibit H, the following terms, whether used in the singular or plural, have the respective meanings set forth below:

a.1.

“Batch” means a specific quantity of Clinical Product that is intended to be of uniform character and quality, tested and found to be within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

a.2.

“Certificate of Analysis” means a document, signed by an authorized representative of Janssen or any of its Affiliates, describing Specifications for, and testing methods applied to, the Clinical Product, and the results thereof.

a.3.

“Certificate of Compliance” means a document, signed by an authorized representative of Janssen or any of its Affiliates, certifying that a particular Batch was Manufactured in accordance with GMP and the Specifications.

a.4.	“Clinical Product” means the CAM compound to be supplied to Arrowhead or its Affiliate under this Exhibit H.

a.5.

“Manufacture” or “Manufactured” or “Manufacturing” means all stages of the manufacture of a compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, dispatch and supply, as applicable.

a.6.	“Quality Agreement” means the quality agreement which the Parties will enter into for the supply of the Clinical Product hereunder in accordance with Section b.3 below.

a.7.

“Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests as described in the Quality Agreement.

b.	Clinical Product Supply and Documentation.

b.1.

Subject to Section b.3 of this Exhibit H, Janssen will use Commercially Reasonable Efforts to Manufacture and ship (directly or through its Affiliates or any sublicensees) Clinical Product to Arrowhead, [**] in accordance with the terms of this Exhibit H and the Quality Agreement and in the quantities and by the dates as set forth below, for use by Arrowhead in the Ongoing Phase 1/2 Study.

Clinical Product	Quantity & presentation	Shipment date (i.e., date on which Clinical Product will be ready for shipment from Beerse)
JNJ-56136379, [**]	[**]	[**]
JNJ-56136379, [**]	[**]	[**]

* This shipment date is subject to Arrowhead’s timely confirmation in writing to Janssen of the final packaging design and minimal expiry date for the Clinical Product to be supplied under this Exhibit H. In addition, the exact shipment date is to be confirmed between Janssen and Arrowhead prior to shipment and the Parties shall be in contact to coordinate shipment and delivery of the Clinical Product, through the Janssen Clinical Supply Chain group and an Arrowhead supply contact person to be appointed by Arrowhead.

b.2.	Janssen or its Affiliates will provide Arrowhead, at Janssen’s discretion by granting Arrowhead a Right of Reference or otherwise, [**].

b.3.

Arrowhead and Janssen’s Affiliate, Janssen Pharmaceutica NV, will enter into a Quality Agreement that sets forth the quality assurance provisions relating to the Manufacture and supply of Clinical Product. The Quality Agreement will be entered into prior to the supply of Clinical Product to Arrowhead.

c.	Regulatory Matters.

c.1.

Subject to Janssen’s obligation under Section 5.1 of this Agreement to reimburse certain [**], Arrowhead will be responsible for obtaining all regulatory and governmental approvals and permits necessary for Arrowhead’s use of Clinical Product(s) in the Ongoing Phase 1/2 Study and for making the required payments, if any, in this respect. As reasonably requested by Arrowhead, Janssen (or its Affiliate) will provide Arrowhead, at Janssen’s discretion by [**] which is necessary for obtaining such approvals and permits.

c.2.

Janssen (or its Affiliate) will provide Arrowhead reasonable advance written notice (to the extent reasonably practicable) of any visit or inspection by any Regulatory Authority of a Janssen facility (to the extent it relates to Clinical Product) and shall comply with all other regulatory obligations as set forth in the Quality Agreement.

d.

Testing and Acceptance Process.  Upon QP release or other comparable quality review procedure of any Batch of Clinical Product by Arrowhead in accordance with Arrowhead’s customary quality processes, Arrowhead shall notify Janssen in writing of (a) its acceptance of Clinical Product transferred hereunder or (b) its belief that such Batch of Clinical Product fails to conform to the Specifications or was not Manufactured in compliance with GMP and the Specifications.  If the Parties determine that the Clinical Product is not in compliance with GMP or the Specifications, Arrowhead will not use the non-compliant Batch of Clinical Product in humans, and the Parties through the JSC will decide upon the course of action with respect to any non-conforming Clinical Product.

e.

Shipping and Delivery.   Clinical Product(s) will be delivered to Arrowhead or its designee [**] PCI Pharma Services, 10/52 Wirraway Drive, Port Melbourne, Victoria, Australia (Incoterms 2010).  Title and risk of loss on Clinical Product shall transfer to Arrowhead [**]. Notwithstanding anything to the contrary in this Exhibit H, [**] shall act as importer of record for the import of Clinical Product in Australia and Arrowhead shall be responsible for (i) custom clearance; and (ii) further transportation of Clinical Product from PCI Pharma Services.  Each shipment shall be packed, marked and sealed in accordance with the product shipping requirements provided in the Quality Agreement and Specifications. Concurrent with each shipment of Clinical Product, Arrowhead will be provided with an electronic copy of the Certificate of Analysis confirming that such Batch meets the Specifications. Arrowhead shall provide Janssen with any information reasonable required by Janssen to ship and deliver Clinical Product in accordance with this Section e.

f.

Supporting data and information. The supporting data and information provided by Janssen in accordance with Sections b.2 and c.1 above shall be considered Confidential Information of Janssen. Arrowhead shall only be authorized to use such data and information to the extent required for the conduct of the Ongoing Phase 1/2 Study and nothing in this Exhibit H is intended to transfer ownership of such data and information.